EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

     We have issued our reports dated March 30, 2005, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Advanced Energy Industries, Inc. on Form S-8 (No. 333-01616), Form S-8 (No. 333-04073), Form S-8 (No. 333-46705), Form S-8 (No. 333-57233), Form S-8 (No. 333-65413), Form S-8 (No. 333-79425), Form S-8 (No. 333-79429), Form S-8 (No. 333-62760), Form S-8 (No. 333-69148), Form S-8 (No. 333-69150), Form S-8 (No. 333-87718), Form S-8 (No. 333-105365), Form S-8 (No. 333-105366), Form S-8 (No. 333-105367), Form S-3 (No. 333-37378), Form S-3 (No. 333-47114), Form S-3 (No. 333-72748), Form S-3 (No. 333-87720), and Form S-3 (No. 333-110534).

/s/ GRANT THORNTON LLP

Denver, Colorado
March 30, 2005